Exhibit 99.1

Qomolangma Acquisition Corp. Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

NEW YORK, NY, January 6, 2025 – Qomolangma Acquisition Corp. (NASDAQ: QOMO) (“Qomolangma” or the “Company”), a publicly-traded special purpose acquisition company, today announced that it will redeem all of its outstanding public shares of common stock, par value $0.0001 (the “public shares”), effective as of December 27, 2024, because Qomolangma will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

“Our board made the difficult decision to proceed with a liquidation because we believe doing so is in the best interest of our stockholders,” said Jonathan Myers, CEO of Qomolangma. “We met with many strong companies over the last two years and signed an LOI on a very promising transaction, which ultimately did not result in a definitive agreement. However, current market dynamics and our sponsor’s inability to continue to fund the extension payments persuaded us that the prudent decision was to return to stockholders the capital held in trust, with interest, on our original timeline rather than seek a further extension.”

Delisting of the Company

On January 3, 2025, the Company notified The Nasdaq Stock Market (“Nasdaq”) that the Company seeks a voluntary delisting. The Company expects that Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) to delist its securities, and that the delisting will become effective ten days after Nasdaq files the Form 25 with the Commission to complete the delisting. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

As stated in the Company’s registration statement on Form S-1, effective as of September 29, 2022, and in the Company’s Amended and Restated Certificate of Incorporation, as amended through the third amendment thereof, if the Company is unable to complete an initial business combination within 36 months of the closing of the Company’s initial public offering, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account (net of amounts withdrawn by the Company to pay its taxes and less up to $50,000 of such net interest to pay dissolution expenses), including interest, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the holders of the public shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors of the Company in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware, as amended from time to time, to provide for claims of creditors and other requirements of applicable law.

Redemption Amount

The per-share redemption price for the public shares will be approximately $10.88 (the “Redemption Amount”), which amount reflects an adjustment of $50,000 of the interest and dividend income from the Company’s trust account to pay dissolution expenses. The balance of the Company’s trust account, including the reduction for the dissolution expenses, was also adjusted for $563,803 in federal taxes due for 2023 and 2024 and $59,172.80 in Delaware taxes owed for 2023 and 2024 which were removed from the trust account prior to the calculation of the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Equiniti Trust Company LLC, formerly known as American Stock Transfer & Trust Company LLC. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of Qomolangma may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on July 2, 2024. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Qomolangma Acquisition Corp.

Jonathan Myers, CEO

Phone: (318) 747-6340

SOURCE: Qomolangma Acquisition Corp.